AGREEMENT

THIS AGREEMENT is entered into this Twenty fifth day of April, 1997,

BETWEEN:

                       PURCHASE POINT MEDIA CORPORATION,
                  141 Fifth Avenue, New York, New York, 10010,
                                       USA
                             (herein the "Client")
                                    - and -
                                  Roger Jung,
                               18882 Vista Potola
                       Trabuco Canyon, California, 92679
                           (herein the "Contractor")

          WHEREAS, the Client owns a patented grocery cart display panel (called "The Last Word"(R) which contains a color insert for ten, three inch by three inch advertisement frames, it is the Company's intention to have display panels installed in shopping carts nationwide as soon as possible and to have each of the ten frames sold to advertisers; and

          WHEREAS, the Client desires to have the contractor on behalf of the Client, sell to advertisers each of the advertisement frames at a rate of $2.25 per thousand customer check outs at the grocery store.

          WHEREAS, the Contractor has. through his organization, the experience and ability to sell the ten advertisement frames to advertisers either directly to advertisers and or to advertisers through their respective ad agency; and

          WHEREAS, the Contractor has available to him the services of John Hall, E.V. Arnold CPA, Rick Bolton and others to assist him in carrying out the intent of this agreement; and

          WHEREAS, the Contractor desires to incorporate a Company called "Last Word Management Inc." and to assign this agreement to said Company.

          NOW,   THEREFORE,   in   consideration   of  the   mutual   covenants,
representations and warranties herein contained, the parties hereto agree as follows:

1. The Contractor will incorporate and staff a Company called Last Word Management Inc. (LWM) and then attempt to negotiate an agreement with John Hall to be President of LWM, E.V. Arnold CPA to be Director and Comptroller of LWM and also attempt to negotiate an agreement with Rick Bolton to be a sales person for LWM.

2. In the event that the Contractor is unable to negotiate a favorable agreement with either of the parties mentioned in "1" above he will then negotiate with others of equal talent to fill the need for the spot in LWM that would have been filled by the said party or parties.


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3.  The  Contractor  will  assign  this  contract  to  LWM  as  soon  as  LWM is incorporated.

4. The Client shall pay the Contractor for services rendered under the terms of this agreement in the form of cash and will cause certain shareholders of the client to grant (incentive options) up to one million (1,000,000) common shares of the common shares of the Client's Company, in stock options, to the Contractor (optionee) as follows:

          a. After the Company has collected two million five hundred thousand dollars (USD), the optionee shall subject to the terms thereof (see option agreement, attachment A), have the fight to exercise the Option from time to time in whole or in part during a term commencing on the execution of the option agreement (the "Commencement Date") and terminating at the end of sixty months after that date ( At the close of business on the Expiry Date, or the Optionee resigns or ceases to be an employee of Last Word Management Inc., the Option shall expire and terminate and be of no further force or effect whatsoever. The said options shall contain these further conditions, 1) The Optionee is an employee of Last Word Management Inc., 2) The option price is one dollar ($1.00) U.S. 3) As to one third (1/3) of the Optioned shares, provided the Client is operational with a minimum of twelve hundred grocery stores and having advertisement sales of at least eighty five percent of capacity of the display panel. 4) The next one third are exercisable anytime during the second year (or after) provided the Company is operational with a minimum of three thousand (3,000) grocery stores and having advertisement sales of at least eighty five percent of capacity of the display panel. 5) The final one third are exercisable anytime in the third year (or after) provided the Company is operational with a minimum of seven thousand five hundred (7,500) grocery stores and having advertisement sales of at least eighty five percent of capacity of the display panel.

          b. As a show of good faith, the client will have the same shareholders cause the issuance of(one half of the 1,000,000 optioned shares) five hundred thousand (500,000) common shares (of the Client's Company) that the shareholders are entitled to, to the following, John Hall 250,000 shares, E.V. Arnold CPA 200,000 shares and Rick Bolton 50,000 shares. These shares will be held in trust until exercised pursuant to "4.a." above. The trustee will have the fight to cancel the said 500,000 shares and have them reissued in the event that `T' above is not accomplished within a reasonable period of time or, the shares are not exercised pursuant to 4.a. above or, in the event the Contractor is unable to satisfactorily accomplish "2" above, the Contractor may have the trustee cancel the shares and have them reissued in the name of the replacement/s, as provided for in "2" above. In order for the trustee to release the shares that are in the name of John Hall, John Hall must, in addition to meeting the provisions of 4.a above, deliver a cashiers check in favor of New Hope Community Church for the amount of the shares being exercised. In order for the trustee to release the shares to the other party or parties, the party or parties must, deliver a cashier check in favor of Shiloah Springs Bible Retreat for the amount of the shares being exercised. In the event that less than the full amount of shares in the name of party on the share certificate are being exercised, the respective party must also supply the trustee with a stock power of attorney signed by the party and having a national bank signature guarantee in order for the Client's transfer agent to breakdown the stock certificate.

5. DUTIES OF THE PARTIES
          The Client will provide the Contractor with sales/marketing tools in the way of Media kits for both ad agencies and potential advertisers and run advertisements in trade journals to reach same. The Contractor will sell the ten advertisement frames to advertisers either directly or through their ad agencies on behalf of the client. The price that the contractor will charge the advertisers on behalf of the Client is $2.25 per thousand customer checks outs per month (for each of the ten advertisement frames) at the store. Contractor will work with the client in preparing the advertisers contract. The Contractor represents that he is able to and will perform and provide such services pursuant to the terms of this agreement.

6. TERM
          Except as otherwise provided in this Agreement, the Client agrees to engage the Contractor to provide the Services for a term commencing April 25, 1997 and ending April 25, 2007. Should the Contractor provide services beyond the end of the initial term of the Agreement (or the end of any automatic renewals thereof), the term of this Agreement shall be automatically renewed for an additional term of 1 year.

7. FEE

         The Client agrees to pay the Contractor a fee for the Services provided by the Contractor under the Agreement, based on Commissions on Total Net Sales. Total Net Sales are equal to the Gross Sales less the advertising agency commission of 15%. Commissions will be paid on the Consultants performance to the Sales Goals.

          A 1% Commission will be paid on 85% of Sales goal.

          A 2% Commission will be paid on 95% of Sales goal.

          A 3% Commission will be paid on 100% of Sales goal. less in the amount or S0.00 per this agreement. Payments to Last Word Management will be in accordance with the Pro forma Budget attached Schedule "B". Funds will be advanced as required. Any expenses not allowed for in the Budget must be approved in writing by the President of PPMC or their nominee.

8.       EXPENSES

          The Client shall advance the Contractor $420,000 to pay for the expenses in accordance with the Pro forma Budget, attached Schedule B. Any expenses not in the budget must first be approved by Client. Any other expenses that are submitted for reimbursement to the Contractor will require pre-approval of the Client prior to its expenditure. Each quarter, Client and Contractor will review the proceeding quarter expenses and prepare a new budget for the following quarter.

9.       INDEPENDENT CONTRACTOR

          The Consultant's relationship with the Client as created by this Agreement is that of an independent contractor for the purposes of the Income Tax Act and any similar provincial or state taxing legislation. It is intended that the Contractor shall have general control and direction over the manner in which its services are to be provided to the Client under this Agreement. Nothing contained in this Agreement shall be regarded or construed as creating any relationship (whether by way of employer/employee, agency, joint venture, association, or partnership) between the parties other than as an independent contractor as set forth herein.

10. TIME AND EFFORT

The Contractor shall be free to devote such portion of the Contractors time, energy, effort and skill to efficiently perform its duties in a manner to achieve the agreed goals of the Client. The Contractor shall perform the Services, as set out in this Agreement, in a timely and professional fashion.

11. AUTHORITY

The Contractor acknowledges that it is being retained as a Contractor to the Client and that as such it does not have the authority and cannot commit or bind the Client to any matter, contract or negotiation without the prior written authorization of the Client.

12. COMPLIANCE

          A. The Client and Contractor shall comply with all applicable federal, provincial, state and municipal laws, rules and regulations arising out of or connected with the performance of the Services under this Agreement.

          B. The Contractor shall be responsible for all Employee deductions, such as, Social Security contributions, tax deductions, or any other compulsory employee benefits/contributions as required, relating to or arising out of the fees paid to the Contractor under this Agreement and the Services performed by the Contractor or its employees. Payments relating to any of the above shall be the responsibility of the Contractor and shall be forwarded by the Contractor as appropriate, directly to the government agencies involved. Proof of compliance with this requirement shall be available to the Client upon request.

13.      KEY PERSON
The parties acknowledge that Roger Jung and John Hall will be a key employee of LWM, the Contractor to be and they will be an integral part to the successful performance of the Services conducted by the Contractor under this Agreement. It is acknowledged by the Contractor that Roger Jung and John Hall will take full responsibility for the Services, unless the Client otherwise consents in writing.

14. CONFIDENTIAL INFORMATION

          A. The Contractor acknowledges that certain sensitive material and information made available to the Contractor by the Client in the performance of the Services (the "Confidential Information") will be of a confidential nature. The Contractor recognizes that the Confidential Information is the sole and exclusive property of the Client, and the Contractor shall use its best efforts and exercise utmost diligence to protect and maintain the confidentiality of the Confidential Information. The Contractor shall not, directly or indirectly, use the Confidential Information for its own benefit, or disclose to another, any Confidential Information, whether or not acquired, learned, obtained or developed by the Contractor alone or in conjunction with others, except as such disclosure or use may be required in connection with the performance of the Services or as may be consented to in writing by the Client.

          B. The Confidential Information is and shall remain the sole and exclusive property of the Client regardless of whether such information was generated by the Contractor or by others, and the Contractor agrees that upon termination of this Agreement it shall deliver promptly to the Client all such tangible parts of the Confidential Information including records, data, notes, reports, proposals, client lists, correspondence, materials, marketing or sales tonnation, computer programs, equipment, or other documents or properly which are in the possession or under the control of the Contractor without retaining copies thereof.

          C. Each of the foregoing obligations of the Contractor in this clause shall also apply to any confidential information of customers, joint venture parties, contractors and other entities, of any nature whatsoever, with whom the Client or any associate or affiliate of the Client has business relations.

          D. Not withstanding the foregoing provisions of this clause, the Contractor shall not be liable for the disclosure or use of any of the Confidential Information to the extent that: (a) the Confidential Information is or becomes available to the public from a source other than the Contractor and through no fault of the Contractor;

          E. The covenants and agreements contained in this clause shall survive the termination of this Agreement.

15. NONCOMPETITION

          A. The Contractor acknowledges that, by reason of performing the Services, it will receive the value and advantage of special training, sicills and expert knowledge and experience of the Client and the clients and employees of the Client. It is the expressed intent and agreement of the Contractor and the Client that such training, skills, knowledge and experience be used solely and exclusively in the best interests of the Client. The Contractor therefore agrees that for a period of 3 years from the date of termination of this Agreement, however caused, it will not, for any reason, directly or indirectly, either as an individual or as a partner or as part of a joint venture, or as an employee, or in any other capacity, be engaged or employed in a business which is in direct or indirect competition with the Client involving the specific activities performed by the Contractor on behalf of the Client within the World, unless prior written permission to such activity is given by the Client.

          B. The Contractor agrees that, during the term of this Agreement, and for a period of 3 years following termination of this Agreement, however caused, it will not hire or take away, or cause to be hired or taken away any employee of the Client. The Client also agrees that under the same terms and conditions it will not hire or take away any employee of the Contractor with out the approval of the contractor.

          C. The Contractor hereby agrees that all restrictions in this clause are reasonable, valid and do not go beyond what is necessary to protect the interests of the Client, and all defenses to the strict enforcement thereof by the Client are hereby waived by the Contractor. The provisions of this clause are only intended to safeguard against the Contractor participating in competitive endeavors against the Client and shall not in any way restrict or limit the Contractor from engaging in subsequent businesses which are not in competition with the Client.

          D. The parties agree that if any covenant or provision in this clause is determined to be void or unenforceable at law due to period of time, geographical area, or otherwise, then such covenant or provision shall be reduced in scope or mended, as to term, geographical area or otherwise, to the extent required so that the covenant or provision, as so reduced or mended, is enforceable at law and the unenforceable part shall be deemed to be severed from the balance, which balance shall survive and be of full force and effect.

          E. The covenants and agreements contained in this clause shall survive the termination of this Agreement.

16. TERMINATION

          A. In the event that the Contractor breaches this Agreement, or otherwise fails to perform the Services in accordance with the terms of this Agreement, the Client may terminate this Agreement immediately and without notice for cause. In the event that the Client should effect premature termination of this contract without cause, the Client will pay the Contractor a termination fee of six months fees The intent is to cover the cost of dismantling the company and the termination of employee contracts.

          B. Upon termination of this Agreement:

          (a) the Client's obligations to the Contractor under this Agreement shall terminate except for the Client's obligation to pay any fees and expenses in accordance with the terms of this Agreement as stated above in A, to the date of termination; and

          b) the Consultant's obligations to the Client under this Agreement shall terminate except those obligations which are specifically expressed to survive the termination of this Agreement.

17. INDEMNIFICATION

A. The Contractor hereby undertakes to, and does hereby agree to, indemnify the Client and its directors, officers and employees against any and all actions, suits, claims, costs, demands, losses, damages and expenses which may be brought against or suffered by them or which they may sustain, pay or incur by reason of the breach by the Contractor of any of the provisions of this Agreement.

18. GOVERNING LAW

          This Agreement shall be governed by the laws of the State of Delaware.

19.      SEVERABILITY

If any provision of this Agreement, or the application of such provision to any person or in any circumstance, shall be determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, and the application of such provision to any person or in any circumstance other than that to which it is held to be invalid, illegal or unenforceable, shall not be affected thereby.

21.  AMENDMENTS

Any amendment to this Agreement must be in writing and signed by both parties hereto.

22. TIME OF ESSENCE

Time shall be of the essence in this Agreement.

23. INDEMNIFICATION

This is the entire Agreement between the Client and the Contractor with respect to the consulting services to be provided by the Contractor to the Client and supersedes any prior agreements with respect to such services whether written or oral.

24. NOTICES

Notices hereunder shall be in writing and must be either personally delivered or sent by double registered mail to the address(e8) set forth above. A party may change the address set forth above by proper notice to the other.

25. NO WAIVER

The failure of any party to insist upon the strict performance of a covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict performance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant or obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other obligation hereunder.

22. ASSIGNMENT

This Agreement is personal in nature and may not be assigned by either party hereto unless there is written mutual consent of both parties, except as provided for herein.

23. ENUREMENT

This Agreement shall be binding upon and shall enure to the benefit of each of the parties hereto and their respective employees and permitted receivers, successors and assigns.

IN WITNESS HEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.

Purchase Point Media Corporation             Roger Jung



Per:  /s/ Albert Folsom                      /s/ Roger Jung
      ---------------------------            ----------------------------
      Albert Folsom                          Roger Jung
      President